Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Jack McGinnis
+1.414.906.7977
jack.mcginnis@manpowergroup.com

ManpowerGroup Reports 4th Quarter 2021 Results

•
6% revenue increase (9% constant currency (CC)) and gross profit margin of 17.2 in the quarter reflecting good growth in higher-margin offerings and record levels of permanent recruitment activity
•
All brands recorded revenue growth during the quarter with Experis recording strong 33% revenue growth (14% organic CC), Talent Solutions 10% revenue growth (11% CC) and Manpower 1% revenue growth (4% CC)
•
Expanded EBITA and operating profit margins during the quarter, reflecting continued progress as business mix improves, operating leverage strengthens and the ettain acquisition
•
Company repurchased $60 million of common stock during the quarter, paid down $75 million of the $150 million incremental borrowing used for ettain acquisition
•
Adjusted our geographic portfolio further in January 2022 through the sale of our Russia business which will operate as a franchise going forward

MILWAUKEE, February 1, 2022 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $2.02 per diluted share for the three months ended December 31, 2021 compared to $1.33 per diluted share in the prior year period. Net earnings in the quarter were $111.1 million compared to $76.2 million a year earlier. Revenues for the fourth quarter were $5.4 billion, a 6% increase from the prior year period.

The current year quarter included ettain group transaction and integration costs. These costs reduced earnings per share by $0.18 in the current quarter. Excluding these costs, earnings per share was $2.20 per diluted share in the quarter. The prior year period included restructuring costs which decreased earnings per share by $0.15.

Financial results in the quarter were also impacted by the stronger U.S. dollar relative to foreign currencies compared to the prior year period, resulting in a 4 cent negative impact to earnings per share in the quarter compared to the prior year. On a constant currency basis, revenues increased 9% (6% organic constant currency) compared to the prior year period. Excluding the net impact of transaction and integration costs in the current year and restructuring costs in the prior year period, on a constant currency basis, net earnings per diluted share increased 51% during the quarter.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “Our fourth quarter results reflect good growth in higher margin offerings and improved business mix leading to better operating leverage.

Our focus on our Diversification, Digitization and Innovation during the past year positions us well for a successful 2022. The acquisition of ettain is already enhancing the contribution of our IT resourcing capabilities in our Experis business. Talent Solutions delivered strong overall growth with record revenue levels in RPO and MSP during 2021. Ongoing initiatives in the Manpower business are driving significant year over year gross profit margin growth.

I thank all our people for their resilience, agility, and innovation -- providing our clients with the skilled talent and workforce solutions expertise they need more than ever in a strengthening labor market, while finding meaningful work for millions of people.

We anticipate diluted earnings per share in the first quarter will be between $1.56 and $1.64, which includes an estimated unfavorable currency impact of 10 cents. Our guidance excludes ettain integration costs ranging from $4 million to $6 million and the expected loss on sale of our Russia business of $8 million.”

Net earnings for the year ended December 31, 2021 were $382.4 million, or net earnings of $6.91 per diluted share compared to net earnings of $23.8 million, or net earnings of $0.41 per diluted share in the prior year. The full year period included restructuring costs and ettain group acquisition and integration costs which reduced earnings per share by $0.33. Excluding these costs, earnings per share was $7.24 per diluted share for the year. The prior full year period included special items and restructuring costs which reduced earnings per share by $3.26. Revenues for the year were $20.7 billion, an increase of 15% from the prior year or an increase of 12% in constant currency (11% organic constant currency). Reported earnings per share for the year were positively impacted by 17 cents due to changes in foreign currencies compared to the prior year.

In conjunction with its fourth quarter and full year earnings release, ManpowerGroup will broadcast its conference call live over the Internet on February 1, 2022 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call are included within the Investor Relations section of our website at manpowergroup.com. Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/in the section titled “Investor Relations.”

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis and Talent Solutions – creates substantially more value for candidates and clients across more than 75 countries and territories and has done so for over 70 years. We are recognized consistently for our diversity - as a best place to work for Women, Inclusion, Equality and Disability and in 2021 ManpowerGroup was named one of the World's Most Ethical Companies for the 12thyear - all confirming our position as the brand of choice for in-demand talent.

Forward-Looking Statements

This news release contains statements, including statements regarding economic uncertainty, the global recovery, financial outlook, the Company’s strategic initiatives, the anticipated results of the ettain acquisition and the position for future growth of the Experis and Talent Solutions brands that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2020, which information is incorporated herein by reference.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2021	2020	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,382.3	$5,054.9	6.5%	9.5%
Cost of services	4,456.0	4,256.0	4.7%	7.7%
Gross profit	926.3	798.9	15.9%	18.8%
Selling and administrative expenses	759.7	660.6	15.0%	17.6%
Operating profit	166.6	138.3	20.4%	24.7%
Interest and other expenses, net	4.2	7.6	-46.4%
Earnings before income taxes	162.4	130.7	24.3%	26.5%
Provision for income taxes	51.3	54.5	-5.7%
Net earnings	$111.1	$76.2	45.7%	48.3%
Net earnings per share - basic	$2.05	$1.34	53.0%
Net earnings per share - diluted	$2.02	$1.33	51.9%	54.9%
Weighted average shares - basic	54.2	57.0	-4.9%
Weighted average shares - diluted	55.0	57.4	-4.2%

(a)
Revenues from services include fees received from our franchise offices of $4.3 million and $4.2 million for the three months ended December 31, 2021 and 2020, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $361.0 million and $175.5 million for the three months ended December 31, 2021 and 2020, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2021	2020	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$860.8	$621.6	38.5%	38.5%
Other Americas	358.1	394.1	-9.2%	-5.0%
	1,218.9	1,015.7	20.0%	21.6%
Southern Europe:
France	1,318.6	1,303.0	1.2%	5.5%
Italy	467.1	423.3	10.3%	15.2%
Other Southern Europe	595.8	601.0	-0.8%	1.3%
	2,381.5	2,327.3	2.3%	6.2%
Northern Europe	1,179.6	1,094.8	7.7%	8.6%
APME	622.6	617.1	0.9%	6.9%
	5,402.6	5,054.9
Intercompany Eliminations	(20.3)	—
	5,382.3	5,054.9	6.5%	9.5%
Operating Unit Profit:
Americas:
United States	$40.6	$30.1	34.7%	34.7%
Other Americas	13.7	18.1	-23.8%	-19.2%
	54.3	48.2	12.7%	14.5%
Southern Europe:
France	63.6	62.0	2.5%	6.9%
Italy	33.4	23.6	42.1%	48.3%
Other Southern Europe	19.9	14.7	36.0%	38.6%
	116.9	100.3	16.7%	21.2%
Northern Europe	28.6	8.7	225.9%	215.5%
APME	20.9	18.5	12.6%	21.2%
	220.7	175.7
Corporate expenses	(43.8)	(30.4)
Intangible asset amortization expense	(10.3)	(7.0)
Operating profit	166.6	138.3	20.4%	24.7%
Interest and other expenses, net (b)	(4.2)	(7.6)
Earnings before income taxes	$162.4	$130.7

(a) In the United States, revenues from services include fees received from our franchise offices of $3.4 million and $3.8 million for the three months ended December 31, 2021 and 2020, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $124.2 million and $129.7 million for the three months ended December 31, 2021 and 2020, respectively.

(b) The components of interest and other expenses, net were:

	2021	2020
Interest expense	$9.3	$11.0
Interest income	(2.9)	(3.2)
Foreign exchange loss	0.7	0.7
Miscellaneous income	(2.9)	(0.9)
	$4.2	$7.6

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2021	2020	Reported	Currency
	(Unaudited)
Revenues from services (a)	$20,724.4	$18,001.0	15.1%	12.1%
Cost of services	17,316.9	15,176.3	14.1%	11.1%
Gross profit	3,407.5	2,824.7	20.6%	17.9%
Selling and administrative expenses, excluding goodwill impairment charge	2,822.1	2,570.3	9.8%	7.2%
Goodwill impairment charge (b)	—	66.8	N/A	N/A
Selling and administrative expenses	2,822.1	2,637.1	7.0%	4.5%
Operating profit	585.4	187.6	212.0%	205.5%
Interest and other expenses, net	17.3	39.9	-56.7%
Earnings before income taxes	568.1	147.7	284.6%	275.2%
Provision for income taxes	185.7	123.9	49.9%
Net earnings	$382.4	$23.8	1504.6%	1465.2%
Net earnings per share - basic	$7.01	$0.41	1609.8%
Net earnings per share - diluted	$6.91	$0.41	1585.4%	1543.9%
Weighted average shares - basic	54.5	58.0	-6.0%
Weighted average shares - diluted	55.4	58.3	-5.0%

(a)
Revenues from services include fees received from our franchise offices of $15.3 million and $14.1 million for the years ended December 31, 2021 and 2020, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $1,116.9 million and $622.8 million for the years ended December 31, 2021 and 2020, respectively.

(b)
The goodwill impairment charge for the year ended December 31, 2020 relates to our investment in Germany.

ManpowerGroup

Operating Unit Results

(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2021	2020	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$2,743.3	$2,327.2	17.9%	17.9%
Other Americas	1,520.4	1,465.2	3.8%	5.3%
	4,263.7	3,792.4	12.4%	13.0%
Southern Europe:
France	5,171.3	4,338.1	19.2%	15.3%
Italy	1,795.4	1,370.7	31.0%	26.7%
Other Southern Europe	2,380.1	2,146.4	10.9%	7.1%
	9,346.8	7,855.2	19.0%	15.0%
Northern Europe	4,670.5	3,976.7	17.4%	11.4%
APME	2,481.1	2,376.7	4.4%	4.2%
	20,762.1	18,001.0
Intercompany Eliminations	(37.7)	—
	20,724.4	18,001.0	15.1%	12.1%
Operating Unit Profit (Loss):
Americas:
United States	$136.0	$60.9	123.3%	123.3%
Other Americas	59.2	55.1	7.5%	11.5%
	195.2	116.0	68.2%	70.2%
Southern Europe:
France	233.5	149.0	56.7%	52.0%
Italy	115.3	64.2	79.7%	74.7%
Other Southern Europe	67.5	23.8	183.5%	175.6%
	416.3	237.0	75.7%	70.6%
Northern Europe	67.8	(27.6)	N/A	N/A
APME	84.6	70.1	20.9%	22.8%
	763.9	395.5
Corporate expenses	(154.3)	(113.9)
Goodwill impairment charge	—	(66.8)
Intangible asset amortization expense	(24.2)	(27.2)
Operating profit	585.4	187.6	212.0%	205.5%
Interest and other expenses, net (b)	(17.3)	(39.9)
Earnings before income taxes	$568.1	$147.7

(a) In the United States, revenues from services include fees received from our franchise offices of $12.8 million and $12.6 million for the years ended December 31, 2021 and 2020, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $477.6 million and $445.4 million for the years ended December 31, 2021 and 2020, respectively.

(b) The components of interest and other expenses, net were:

	2021	2020
Interest expense	$38.8	$43.3
Interest income	(12.0)	(13.1)
Foreign exchange loss	5.2	4.9
Miscellaneous (income) expense	(14.7)	4.8
	$17.3	$39.9

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	Dec. 31,	Dec. 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$847.8	$1,567.1
Accounts receivable, net	5,448.2	4,912.4
Prepaid expenses and other assets	126.7	186.9
Total current assets	6,422.7	6,666.4
Other assets:
Goodwill	1,722.2	1,225.8
Intangible assets, net	583.6	248.6
Operating lease right-of-use asset	373.4	400.7
Other assets	610.2	651.6
Total other assets	3,289.4	2,526.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	594.9	614.7
Less: accumulated depreciation and amortization	478.1	479.6
Net property and equipment	116.8	135.1
Total assets	$9,828.9	$9,328.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,039.2	$2,527.4
Employee compensation payable	299.4	231.8
Accrued liabilities	584.7	602.1
Accrued payroll taxes and insurance	789.1	752.0
Value added taxes payable	515.5	551.1
Short-term borrowings and current maturities of long-term debt	552.6	20.4
Total current liabilities	5,780.5	4,684.8
Other liabilities:
Long-term debt	565.7	1,103.5
Long-term operating lease liability	275.8	305.1
Other long-term liabilities	675.2	781.2
Total other liabilities	1,516.7	2,189.8
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,444.7	3,402.5
Retained earnings	3,634.6	3,388.8
Accumulated other comprehensive loss	(389.4)	(397.3)
Treasury stock, at cost	(4,169.4)	(3,954.2)
Total ManpowerGroup shareholders' equity	2,521.7	2,441.0
Noncontrolling interests	10.0	12.6
Total shareholders' equity	2,531.7	2,453.6
Total liabilities and shareholders' equity	$9,828.9	$9,328.2

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31,
	2021	2020
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$382.4	$23.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	73.4	76.3
Non-cash goodwill and other impairment charges	—	71.3
Non-cash operating lease right-of-use assets impairment	—	27.3
Deferred income taxes	(1.3)	(10.4)
Provision for doubtful accounts	17.9	20.3
Share-based compensation	36.8	24.2
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(640.9)	586.9
Other assets	79.0	29.9
Other liabilities	697.5	86.8
Cash provided by operating activities	644.8	936.4
Cash Flows from Investing Activities:
Capital expenditures	(64.2)	(50.7)
Acquisitions of businesses, net of cash acquired	(924.4)	(0.7)
Proceeds from the sale of subsidiaries and property and equipment	1.6	9.0
Cash used in investing activities	(987.0)	(42.4)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(3.0)	(40.8)
Net proceeds of revolving debt facility	75.0	—
Proceeds from long-term debt	0.5	2.7
Repayments of long-term debt	(2.2)	(0.4)
Payments of contingent consideration for acquisitions	(6.3)	(1.9)
Proceeds from share-based awards	5.1	7.4
Payments to noncontrolling interests	(1.2)	(0.8)
Other share-based award transactions	(5.0)	(7.6)
Repurchases of common stock	(210.0)	(264.7)
Dividends paid	(136.6)	(129.1)
Cash used in financing activities	(283.7)	(435.2)
Effect of exchange rate changes on cash	(93.4)	82.5
Change in cash and cash equivalents	(719.3)	541.3
Cash and cash equivalents, beginning of period	$1,567.1	$1,025.8
Cash and cash equivalents, end of period	$847.8	$1,567.1